Lincoln Financial

Law Department

The Lincoln National Life Insurance Company

1301 South Harrison Street
Fort Wayne, Indiana 46802

Nadine Rosin

Assistant Vice President and

Senior Counsel

Phone: 860-466-2832

Nadine.Rosin@LFG.com

VIA EDGAR

April 16, 2026

Securities and Exchange Commission

Office of Insurance Products

Division of Investment Management

100 F Street, N.E.

Washington, D.C. 20549

Re:	Opinion Letter Lincoln Life & Annuity Company of New York Lincoln Level Advantage 2® B-Share Lincoln Level Advantage 2® Advisory Pre-effective Amendment No. 1 File No. 333-283685

Commissioners:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below

I am of the opinion that upon acceptance by Lincoln Life & Annuity Company of New York (“Lincoln New York”), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with the applicable law, such person will have a legally issued interest in his or her individual account and the securities issued will represent binding obligations of Lincoln New York.

I consent to the filing of this Opinion as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4.

Sincerely,

/s/ Nadine Rosin

Nadine Rosin